EXHIBIT 10.1

SECOND AMENDMENT TO LOAN AGREEMENT AND
AMENDMENT TO FORBEARANCE AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of October 29, 2009, by and among PARLUX FRAGRANCES, INC., a Delaware corporation (“PFI”), PARLUX LTD., a New York corporation (“LTD”; PFI and LTD, collectively, jointly and severally, the “Borrower”), and REGIONS BANK, an Alabama banking corporation (the “Bank”).

W I T N E S S E T H :

WHEREAS, the Borrower and the Bank have executed and delivered that certain Loan and Security Agreement dated as of July 22, 2008, as amended by that certain First Amendment and Ratification of Loan and Security Agreement and Other Loan Documents dated as of March 9, 2009 (as so amended, and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower and the Bank have executed and delivered that certain Forbearance Agreement dated as of August 31, 2009 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Forbearance Agreement”); and

WHEREAS, the Borrower has requested that the Bank amend certain provisions of the Loan Agreement and the Forbearance Agreement as set forth herein, and the Bank has agreed to such amendments, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Borrower and the Bank hereby covenant and agree as follows:

SECTION 1.

Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) shall have the meaning assigned to such term in the Forbearance Agreement or the Loan Agreement, as applicable. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement or the Forbearance Agreement shall from and after the date hereof refer to the Loan Agreement or the Forbearance Agreement as amended hereby, as the context may require.

SECTION 2.

Amendments to Loan Agreement.

(a)

Amendments to Section 1.

(i)

The definition of “Revolving Loan Commitment” in Section 1.1 of the Loan Agreement is hereby amended and restated so that it reads, in its entirety, as follows:

“Revolving Loan Commitment” shall mean four million six hundred eighty thousand six hundred twelve dollars ($4,680,612.00); provided, however, such commitment shall be reduced (automatically and without notice to any Person) (a) on November 30, 2009, to three million six hundred eighty thousand six hundred twelve dollars ($3,680,612.00), (b) on December 31, 2009, to two million eighty thousand six hundred twelve dollars ($2,080,612.00), (c) on February 1, 2010, to one million eighty thousand six hundred twelve dollars ($1,080,612.00), and (d) on February 15, 2010, to zero dollars ($0.00).

(ii)

The definition of “Revolving Loan Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended and restated so that it reads, in its entirety, as follows:

“Revolving Loan Maturity Date” shall mean February 15, 2010.

(b)

Amendment to Section 2.1. A new Section 2.1(d) is hereby added to the Loan Agreement so that it reads, in its entirety, as follows:

(d)

Other Revolving Loan Payments. In addition to all other amounts payable hereunder (including, without limitation, interest payments as required by Section 2.1(b)), Borrower shall pay to Bank the outstanding principal balance of the Revolving Loans in accordance with the table set forth below:

PAYMENT DATE	PAYMENT AMOUNT
November 30, 2009	$1,000,000
December 31, 2009	$1,600,000
February 1, 2010	$1,000,000
February 15, 2010	The remaining outstanding principal balance of the Revolving Loans

Borrower shall be required to make all payments required by the second sentence of Section 2.1(c)(i) immediately and without demand or notice at any time at which Borrowing Base Amount is determined by reference to clause (I) of the definition thereof; provided, however, anything set forth herein to the contrary notwithstanding, Borrower shall not be required to make any payment required by the second sentence of Section 2.1(c)(i) at any time at which Borrowing Base Amount is determined by reference to clause (II) of the definition thereof.

(c)

Amendment to Section 5. Section 5.5 of the Loan Agreement is hereby amended and restated so that it reads, in its entirety, as follows:

5.5

Discretionary Disbursements.

The Bank, in its sole discretion, may at from time to time and without prior notice to the Borrower immediately disburse any or all proceeds of the Loans made or available to Borrower pursuant to this Agreement to pay any out-of-pocket fees, costs, expenses, or other amounts required to be paid by the Borrower hereunder or under any of the other Loan Documents. All monies so disbursed shall be a part of the Obligations, payable by the Borrower on demand from the Bank. Upon the Borrower’s request, Bank shall provide copies of invoices and reasonable documentation supporting the computation of such amounts.

(d)

Amendment to Section 8. A new Section 8.25 is hereby added to the Loan Agreement so that it reads, in its entirety, as follows:

8.25

Cash Flow Forecasts. The Borrower agrees, without demand or request by the Bank, to deliver to the Bank by 12:00 pm noon, Ft. Lauderdale, Florida, time, on each Friday (or if a Friday is not a Business Day, the immediately following Business Day), commencing on October 30, 2009, and continuing thereafter, a written cash flow and borrowing base forecast for the Borrower for the 13-week period commencing on the immediately following Monday, which cash flow forecast shall be in such form and of such detail as is satisfactory to the Bank in its sole and absolute discretion.

(e)

Amendments to Section 11.

(i)

Section 11.3 of the Loan Agreement is hereby amended and restated so that it reads, in its entirety, as follows:

11.3

Nonperformance of Certain Covenants. Any failure to perform or default in the performance of any covenant or agreement contained in Sections 8.8, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.20, 8.21, 8.23, 8.24, 8.25, or Sections 9 or 10 of this Agreement.

(ii)

Section 11.4 of the Loan Agreement is hereby amended and restated so that it reads, in its entirety, as follows:

11.4

Nonperformance Generally. Any failure to perform or default in the performance of any covenant, condition, or agreement contained in this Agreement (other than as set forth in Section 11.3) or in the other Loan Documents or any other agreement with the Bank and such failure continues for thirty (30) days after the earlier of the date on which the Bank notifies Borrower of such failure or Borrower becomes aware of such failure.

SECTION 3.

Amendments to Forbearance Agreement.

(a)

Amendment to Recital E. The reference in Recital E of the Forbearance Agreement to “Section 2.2(c) of the Loan and Security Agreement” is hereby amended and restated so that it reads “Section 2.1(a) of the Loan and Security Agreement.”

(b)

Amendment to Section 6. The reference in Section 6(iii) of the Forbearance Agreement to “October 28, 2009” is hereby amended and restated so that it reads “February 15, 2010.” For the avoidance of doubt, all references in the Forbearance Agreement to the “Forbearance Period” shall be deemed to be a reference to such period as amended by this Section 3.

(c)

For the avoidance of doubt, all references in the Forbearance Agreement to the Loan Agreement shall mean the Loan Agreement as amended hereby.

SECTION 4.

Additional Covenant of Borrower. The Borrower agrees that it shall fully cooperate with the Bank in Bank’s commencement of a field examination of the Borrowers Inventory, other tangible assets, and business operations (as set forth in Section 8.16 of the Loan Agreement) on or before November 16, 2009, at the Borrower’s sole cost and expense. Failure of Borrower to fully cooperate to Bank’s satisfaction in such field examination shall constitute an Event of Default under the Loan Agreement without notice to any Person or opportunity to cure.

SECTION 5.

Conduct of Bank; Waiver of Defenses. By its signature below, the Borrower and its respective successors, assigns, and legal representatives (collectively, the “Releasors”), acknowledge and agree that through the date hereof, the Bank has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Agreement and in connection with the Obligations, the Loan Agreement, and the other Loan Documents, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge the Bank and its subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Bank Affiliates”), from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands, and out-of-pocket expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against the Bank and/or any Bank Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter, or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this letter agreement that arises out of or is connected to the Loan Documents or the Loan. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue the Bank or any Bank Affiliate on the basis of any Claim released, remised, and discharged by such Releasor pursuant to this Section 5. If any Releasor or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns, and legal representatives, agrees to pay, in addition to such other damages as the Bank or any Bank Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by Bank or any Bank Affiliate as a result of such violation.

SECTION 6.

Indemnity. The Borrower hereby agrees to defend, indemnify, protect, and hold harmless Bank and its officers, directors, shareholders, representatives, and attorneys from and against any and all claims which such parties may incur, suffer, or be subject to as a direct or indirect result or consequence of, or in relation to any of the following:

(a)

The fact that any representation, warranty, acknowledgement, or other statement of fact by the Borrower is or was untrue or incomplete when made in any respect;

(b)

Any claim that the Bank is directly, indirectly, or derivatively liable for any act, omission, or liability of the Borrower for any reason under any legal theory whatsoever;

(c)

Any documentary stamp, intangible tax, or similar charge due in connection with this Agreement or the Loan; and

(d)

Any claim, loss, cost, fee, or other liability incurred by the Bank (including attorney’s fees and costs) to defend, enforce, or perfect the priority of its liens.

SECTION 7.

Conditions Precedent. This Agreement shall become effective only upon satisfaction of the following conditions precedent:

(a)

execution and delivery of this Agreement by each of the Borrower and the Bank on or before October 29, 2009;

(b)

receipt by the Bank of an amendment fee in the amount of $45,000, which fee, once paid, shall be deemed fully earned and non-refundable, in whole or in part; and

(c)

receipt by the Bank of a payment of the Loans in the amount of $2,000,000.

SECTION 8.

Miscellaneous Terms.

(a)

Loan Document. For avoidance of doubt, the Borrower and the Bank hereby acknowledge and agree that this Agreement is a Loan Document.

(b)

Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower. This Agreement shall not be construed to: (i) impair the validity, perfection, or priority of any lien or security interest securing the Borrower’s obligations to the Bank; (ii) waive or impair any rights, powers, or remedies of the Bank under the Loan Documents upon termination of the Forbearance Period, with respect to any Defaults or otherwise; (iii) constitute an agreement by the Bank or require the Bank to extend the Forbearance Period or grant additional forbearance periods, none of which the Bank has agreed to do (except as set forth herein), and all of which matters are in the Bank’s sole and absolute discretion; or (iv) require the Bank to make any additional Loan or other extension of credit to the Borrower either during or after termination of the Forbearance Period.

(c)

No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Loan Agreement, the Forbearance Agreement, or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, and (ii) except as otherwise set forth in this Agreement and in the Forbearance Agreement (as amended hereby), nothing in this Agreement shall affect or limit the Bank’s right to demand payment of liabilities owing from the Borrower to the Bank under, or to demand strict performance of the terms, provisions and conditions of, the Loan Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Loan Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Loan Agreement or the other Loan Documents.

(d)

Ratification. The Borrower (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Loan Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Loan Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to (A) representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date and (B) representations and warranties the Borrower is unable to make on account of the Event of Default defined in Recital “E” of the Forbearance Agreement).

(e)

Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.

(f)

Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(g)

Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(h)

Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(i)

Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(j)

Further Assurances. The Borrower agrees to take, at Borrower’s expense, such further actions as the Bank shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(k)

Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

[SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, each of the Borrower and the Bank has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:

PARLUX FRAGRANCES, INC.

By:	/s/ Raymond Balsys

Name:	Raymond Balsys

Title:	CFO

PARLUX LTD.

By:	/s/ Raymond Balsys

Name:	Raymond Balsys

Title:	CFO

BANK:

REGIONS BANK

By:	/s/ Vanessa Civalero

Name:	Vanessa Civalero

Title:	SVP